                                                      REGISTRATION NO. 333-
      As filed with the Securities and Exchange Commission on September 12, 2000



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933




                              LIFEMARK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              DELAWARE                                        36-3338328
   (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)



                        7600 NORTH 16TH STREET, SUITE 150
                             PHOENIX, ARIZONA 85020
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

       LIFEMARK CORPORATION                            BELL, BOYD & LLOYD LLC
      7600 NORTH 16TH STREET                        THREE FIRST NATIONAL PLAZA
      PHOENIX, ARIZONA 85020                          CHICAGO, ILLINOIS 60602
 ATTENTION:  MICHAEL J. KENNEDY                     ATTENTION: WILLIAM G. BROWN
         (602) 331-5100                                   (312) 372-1121

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENTS FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed             Proposed
                                                              Maximum               Maximum
           Title of                    Amount to           Offering Price          Aggregate            Amount of
  Securities to be Registered      be Registered(1)         Per Share(2)        Offering Price     Registration Fee(2)
  ---------------------------      ----------------         ------------        --------------     -------------------
Common Stock, $.01 par value        150,000 Shares            $8.21875             $1,213,813               $325


(1) CALCULATED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8 AND RULE 457 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE REGISTRATION STATEMENT ALSO INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES THAT MAY BECOME ISSUABLE UNDER THE ANTIDILUTION AND OTHER ADJUSTMENT PROVISIONS OF THE PLAN PURSUANT TO RULE 416(A) OF THE SECURITIES ACT OF 1933.
(2) IN ACCORDANCE WITH RULE 457(H), CALCULATED ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE REGISTRANT'S COMMON STOCK AS QUOTED IN THE CONSOLIDATED REPORTING SYSTEM OF THE NASDAQ NATIONAL MARKET ON SEPTEMBER 11, 2000, AS REPORTED BY NASDAQ ONLINE.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended. The purpose of this Registration Statement is to register an additional 150,000 shares of common stock , $.01 par value per share (the "Common Stock"), of Lifemark Corporation (the "Company"), which shares of Common Stock may be offered for sale pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). 300,000 shares of Common Stock have been previously registered for issuance under the Plan pursuant to Registration Statement number 333-04981 on Form S-8, filed with the Securities Exchange Commission on May 31, 1996 (the "Previous Registration Statement"). The contents of the Previous Registration Statement are hereby incorporated herein by reference.

In accordance with General Instruction E to Form S-8, as amended, the necessary opinion and consents are attached hereto as Exhibits 5, 23(a) and 23(b).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates herein by reference the following documents in this registration statement:

(a) The Registrant's annual report on Form 10-K for the year ended May 31, 2000; and

(b) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock of the Registrant offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 12, 2000.

                                        LIFEMARK CORPORATION



                                        By:  /s/ Rhonda E. Brede
                                        ------------------------
                                        President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Rhonda E. Brede                         President, Chief Executive Officer               September 12, 2000
--------------------------------            and Director
Rhonda E. Brede                            (Principal Executive Officer)


/s/ Michael J. Kennedy                      Vice President and Chief Financial               September 12, 2000
--------------------------------            Officer
Michael J. Kennedy                         (Principal Financial and Accounting
                                            Officer)


/s/ Richard C. Jelinek                      Chairman of the Board and Director               September 12, 2000
--------------------------------
Richard C. Jelinek


/s/ John G. Lingenfelter                    Vice Chairman and Director                       September 12, 2000
--------------------------------
John G. Lingenfelter, M.D.


/s/ Risa Lavizzo-Mourey                     Director                                         September 12, 2000
--------------------------------
Risa Lavizzo-Mourey


/s/ Henry H. Kaldenbaugh                    Director                                         September 12, 2000
--------------------------------
Henry H. Kaldenbaugh, M.D.


/s/ William G. Brown                        Director                                         September 12, 2000
--------------------------------
William G. Brown

                                INDEX TO EXHIBITS

         The following are filed as part of this registration statement.

Exhibit                                                                                   Page Number
Number                        Description of Document                                     or Reference
------                        -----------------------                                     ------------
5                             Opinion of Bell, Boyd & Lloyd LLC.

23(a)                         Consent of PricewaterhouseCoopers LLP.

23(b)                         Consent of Bell, Boyd & Lloyd LLC (included in
                              Exhibit 5).

                                       3